AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                             UPSYS-CERPROBE, L.L.C.

                                 by and between

                              CERPROBE CORPORATION
                             a Delaware corporation

                                       and

                                      UPSYS
                              a French corporation
                                (societe anonyme)

                                   as Members






                          Dated as of February 12, 1997
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                                TABLE OF CONTENTS
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                                                                         Page No

ARTICLE I       Formation  . . . . . . . . . . . . . . . . . . . . . . . . . .1

         1.1           Formation . . . . . . . . . . . . . . . . . . . . . . .1
         1.2           Intent  . . . . . . . . . . . . . . . . . . . . . . . .1
         1.3           Definitions . . . . . . . . . . . . . . . . . . . . . .2
         1.4           Effective Date. . . . . . . . . . . . . . . . . . . . .2

ARTICLE II      General Provisions                                            2

         2.1           Name. . . . . . . . . . . . . . . . . . . . . . . . . .2
         2.2           Principal Office and Place of Business. . . . . . . . .2
         2.3           Company Purposes. . . . . . . . . . . . . . . . . . . .2
         2.4           The Products. . . . . . . . . . . . . . . . . . . . . .2
         2.5           Term. . . . . . . . . . . . . . . . . . . . . . . . . .3
         2.6           Agent for Service of Process. . . . . . . . . . . . . .3
         2.7           Territory . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE III     Capital Contributions. . . . . . . . . . . . . . . . . . . . .3

         3.1           Capital Contributions by the Members. . . . . . . . . .3
         3.2           Additional Capital Contributions. . . . . . . . . . . .3
         3.3           Member Loans. . . . . . . . . . . . . . . . . . . . . .3
         3.4           Debt/Equity Ratio . . . . . . . . . . . . . . . . . . .4

ARTICLE IV      Source and Uses of Cash Flow . . . . . . . . . . . . . . . . .4

         4.1           Amount and Time of Distributions. . . . . . . . . . . .4
         4.2           Distributions of Available Cash Flow. . . . . . . . . .5
         4.3           Distribution Upon Withdrawal. . . . . . . . . . . . . .5
         4.4           Return of Capital . . . . . . . . . . . . . . . . . . .5

ARTICLE V       Profits and Losses . . . . . . . . . . . . . . . . . . . . . .5

         5.1           Profit and Loss Allocations . . . . . . . . . . . . . .5
         5.2           Special Tax Allocations . . . . . . . . . . . . . . . .5
         5.3           Recharacterization of Fees or Distributions . . . . . .6
                                      -i-
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         5.4           Allocation of Profits and Losses and Distributions
                         in Respect of Transferred Interest. . . . . . . . . .7
         5.5           Knowledge of Tax Consequences . . . . . . . . . . . . .7

ARTICLE VI      Management . . . . . . . . . . . . . . . . . . . . . . . . . .7

         6.1           Manager-Managed . . . . . . . . . . . . . . . . . . . .7
         6.2           Rights and Powers of the Manager. . . . . . . . . . . .7
         6.3           Duties and Responsibilities of the Manager. . . . . . .9
         6.4           Actions Requiring a Vote. . . . . . . . . . . . . . . .10
         6.5           Related Agreements; Legal Opinion . . . . . . . . . . .12
         6.6           Consents and Approvals. . . . . . . . . . . . . . . . .12
         6.7           Filing of Documents . . . . . . . . . . . . . . . . . .12
         6.8           Indemnification and Liability . . . . . . . . . . . . .12

ARTICLE VII     The Members. . . . . . . . . . . . . . . . . . . . . . . . . .14

         7.1           Meetings of the Members . . . . . . . . . . . . . . . .14
         7.2           Voting of the Members . . . . . . . . . . . . . . . . .14
         7.3           Other Business Interests of the Members . . . . . . . .15
         7.4           Transaction With Members or Affiliates. . . . . . . . .15
         7.5           Rights and Obligations of Members . . . . . . . . . . .15
         7.6           Defaulting Member . . . . . . . . . . . . . . . . . . .15
         7.7           NonCompetition. . . . . . . . . . . . . . . . . . . . .16

ARTICLE VIII    Books, Records, Reports and Accounting . . . . . . . . . . . .16

         8.1           Records . . . . . . . . . . . . . . . . . . . . . . . .16
         8.2           Fiscal Year and Accounting. . . . . . . . . . . . . . .16
         8.3           Statements and Reports. . . . . . . . . . . . . . . . .17
         8.4           Preparation of Tax Returns. . . . . . . . . . . . . . .17
         8.5           Tax Elections . . . . . . . . . . . . . . . . . . . . .17
         8.6           Tax Controversies . . . . . . . . . . . . . . . . . . .17
         8.7           Withholding and Tax Advances. . . . . . . . . . . . . .18
                                      -ii-
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ARTICLE IX      Transfers, Withdrawals, Deadlock . . . . . . . . . . . . . . .19

         9.1           Transfers . . . . . . . . . . . . . . . . . . . . . . .19
         9.2           Withdrawal of a Member. . . . . . . . . . . . . . . . .19
         9.3           Deadlock. . . . . . . . . . . . . . . . . . . . . . . .19
         9.4           Consequences of a Deadlock. . . . . . . . . . . . . . .20

ARTICLE X       Liquidation and Winding Up . . . . . . . . . . . . . . . . . .20

         10.1          Dissolution . . . . . . . . . . . . . . . . . . . . . .20
         10.2          Penalty in the Event of Breach of the Agreement . . . .21
         10.3          Effects of Dissolution. . . . . . . . . . . . . . . . .21
         10.4          Continuation of the Business of the Company
                         After Dissolution . . . . . . . . . . . . . . . . . .22
         10.5          Filing Upon Dissolution . . . . . . . . . . . . . . . .22
         10.6          Liquidation . . . . . . . . . . . . . . . . . . . . . .22
         10.7          Reasonable Time for Winding Up. . . . . . . . . . . . .23
         10.8          Deficit Capital Account . . . . . . . . . . . . . . . .23
         10.9          Articles of Termination . . . . . . . . . . . . . . . .23

ARTICLE XI      Change of Control. . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE XII     Intellectual Property. . . . . . . . . . . . . . . . . . . . .24

         12.1          Ownership . . . . . . . . . . . . . . . . . . . . . . .24
         12.2          Proprietary Protection. . . . . . . . . . . . . . . . .24
         12.3          Confidential Information; Nondisclosure . . . . . . . .25
         12.4          Research and Development. . . . . . . . . . . . . . . .26

ARTICLE XIII    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .26

         13.1          Governing Law, Jurisdiction and Venue . . . . . . . . .26
         13.2          Notices . . . . . . . . . . . . . . . . . . . . . . . .26
         13.3          Severability. . . . . . . . . . . . . . . . . . . . . .26
         13.4          Binding Effect. . . . . . . . . . . . . . . . . . . . .27
         13.5          Titles and Captions . . . . . . . . . . . . . . . . . .27
         13.6          Pronouns and Plurals. . . . . . . . . . . . . . . . . .27
                                     -iii-
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         13.7          No Third Party Rights . . . . . . . . . . . . . . . . .27
         13.8          Time is of Essence. . . . . . . . . . . . . . . . . . .27
         13.9          Further Assurances. . . . . . . . . . . . . . . . . . .27
         13.10         Estoppel Certificates . . . . . . . . . . . . . . . . .27
         13.11         Schedules Included in Exhibits; Incorporation
                         by Reference. . . . . . . . . . . . . . . . . . . . .27
         13.12         Amendments. . . . . . . . . . . . . . . . . . . . . . .27
         13.13         Creditors . . . . . . . . . . . . . . . . . . . . . . .27
         13.14         Representations . . . . . . . . . . . . . . . . . . . .27
         13.15         Entire Agreement. . . . . . . . . . . . . . . . . . . .28
         13.16         Construction. . . . . . . . . . . . . . . . . . . . . .28
         13.17         Remedies Cumulative . . . . . . . . . . . . . . . . . .28
         13.18         Arbitration . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE XIV     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .29

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                             UPSYS-CERPROBE, L.L.C.

THIS OPERATING AGREEMENT is made and entered into as of the 12th day of February, 1997, by and between CERPROBE CORPORATION, a Delaware corporation ("Cerprobe"), and UPSYS, a French corporation (societe anonyme) ("Upsys"), as Members.

RECITALS

A. Upsys is a world leader in the manufacturing and sale of advanced test probe technology through a line of products known as the Upsys Cobra Probe.

B. Upsys is engaged in, among other things, the design, engineering and manufacture of the Products using the Upsys Technology.

C. Cerprobe is a leading manufacturer of probe cards and the present exclusive distributor for the Products in the United States and the non-exclusive distributor of the Products in Asia.

D. Cerprobe and Upsys wish to form a joint company in order to engage exclusively in the assembly, testing, repair and distribution of all versions of the Products in the Territory, as defined hereafter.

E. Cerprobe and Upsys entered into an operating agreement dated as of February 12, 1997 relating to the Company and want to amend and restate the operating agreement.

                                     ARTICLE
                                       I

                                    Formation

1.1 Formation. Cerprobe, on behalf of the parties to this Agreement, will form the Company by filing Articles of Organization pursuant to the Arizona Limited Liability Company Act (the "Act"), within five (5) days of the Effective Date of this Agreement, and the parties will operate the Company in accordance with the terms and conditions of this Agreement. Upon the request of the Manager or as required by law, the parties shall promptly execute all amendments of the Articles of Organization and all other documents that are needed to enable the Manager to accomplish all filing, recording, publishing and other acts necessary or appropriate to comply with all requirements for the formation and operation of the Company under the Act.

1.2 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

1.3      Definitions.  Capitalized  terms used in this  Agreement are defined in
         Article XIV.

1.4 Effective Date. This Agreement will become effective (the "Effective Date") upon the occurrence, on or before May 30, 1997, of both of the following: (1) approval by each party of the royalty conditions proposed by IBM for the Products assembled, sold, or repaired by the Company; and (2) approval by each party of the First Approved Plan and Budget. The parties shall evidence such agreements in a letter signed by each party. If the foregoing approvals do not occur on or before May 30, 1997, this Agreement shall terminate and be of no further force or effect, all without any liability of either party to the other in connection herewith.

                                     ARTICLE
                                       II

                               General Provisions

2.1 Name. The name of the Company shall be "Upsys-Cerprobe, L.L.C." or such other name as the Members unanimously from time to time shall select.

2.2 Principal Office and Place of Business. The Principal Office and place of business of the Company shall be located at 600 South Rockford Drive, Tempe, Arizona 85281, or such other place as the Members unanimously from time to time shall determine.

2.3 Company Purposes. The Company is being formed to assemble, test, repair and distribute the Products, designed and manufactured by Upsys, in the American Territory and in the Asian Territory, under the terms of
         Article 2.7 hereafter.

2.4 The Products. The Products utilize Upsys Technology and consist of three elements: (i) the probes formed in an arc, (ii) space transformers and (iii) printed circuit boards, used in probing semiconductor wafers (the "Product Components"). Upsys shall exclusively be responsible for the design, engineering and manufacture of the Products and Product Components as a function of client demands. Certain elements of the Products and Product Components (in particular, custom-designed space transformers and the printed circuit boards) may be supplied to Upsys by Cerprobe or by other suppliers, or may be provided to Upsys by the clients as agreed to by Upsys, after consultation with Cerprobe, as a function of the client's needs.

2.5 Term. The term of the Company shall commence on the filing of the Articles of Organization, the form of which is set forth in Exhibit A, and shall continue until dissolved in accordance with Section 10.1 of this Agreement.

2.6 Agent for Service of Process. The name and business address of the Agent for Service of Process for the Company is John B. Furman, Esq., O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012, or such other person as the Members shall appoint from time to time.

2.7 Territory. The Company shall assemble the Products in the American Territory and shall have the right to distribute the Products only as provided in the Supply Agreement and Distribution Agreement. Due to the rapid expansion of the market in the Asian Territory, the parties agree that it may be necessary for the requirements of the Company's business that a separate structure be established in the Asian Territory. The parties agree that if it is determined during the term of this Agreement that such a separate structure is necessary in the Asian Territory, they shall enter into discussions with a local partner. The parties agree that in such case, the Supply Agreement and the Distribution Agreement shall be modified accordingly.

                                     ARTICLE
                                      III

                              Capital Contributions

3.1 Capital Contributions by the Members. Within fifteen (15) days of the Effective Date, the Members shall make initial Capital Contributions to the Company as follows:

         Member                                          Amount
         ------                                          ------

         Cerprobe        ________________________        US$122,100

         Upsys           ________________________        US$100,000

3.2 Additional Capital Contributions. The Members shall make additional Capital Contributions pro rata based upon their Participating Percentages as unanimously agreed to by the Members on a case-by-case basis.

3.3      Member Loans.

3.4      (a)      Initial  Member Loan.  Upon the formation of the Company,  the
                  Members shall collectively lend to the Company a total of $200,000 (the "Initial Member Loan"). Each Member shall advance an amount equal to the total loan amount multiplied by such Member's Participating Percentage.

         (b) Terms of Initial Member Loan. Unless the Members otherwise agree, the Initial Member Loan shall bear interest at the Prime Rate plus two percentage points, but not to exceed 12 percent per annum, shall compound annually, shall be fully recourse, shall have a term not to exceed three years, shall be prepayable in whole or part at any time without a penalty, and shall be evidenced by a promissory note executed by the Manager on behalf of the Company which shall contain such other terms and conditions as are commercially reasonable and agreed to by the Members.

         (c) Repayment of Member Loans. Unless otherwise agreed by the Members, the amount of principal and interest payable on the Initial Member Loan shall be paid from available funds prior to any distribution to the Members pursuant to Section 4.2. All payments with respect to the Initial Member Loan shall be treated as first reducing accrued interest and then principal. The Company shall make payments to the Members in proportion to the amount of principal that each Member has advanced with respect to the Initial Member Loan.

3.4 Debt/Equity Ratio. The Members will try to assure that the Company's debt to equity ratio does not exceed 1:1. If such debt to equity ratio exceeds 1:1, the Members will meet and try to establish a plan to reduce the ratio.

                                     ARTICLE
                                       IV

                          Source and Uses of Cash Flow

4.1 Amount and Time of Distributions. Distributions of Available Cash Flow shall be made from time to time as the Members deem proper, but not less frequently than annually, as set forth in Section 4.2. Unless the Members otherwise agree, no Available Cash Flow shall be distributed until all Member Loans are repaid in full. "Available Cash Flow" means the gross cash proceeds of the Company from any source less principal and interest payments on all Company debt (including Member Loans), capital improvements, replacements and contingencies, reasonable reserves for future expenses, as specifically agreed to by each of the Members, and any other ordinary and necessary fees, costs and expenses associated with the Company's business, including without limitation, inventory costs, lease payments, taxes, utilities, maintenance and security for the Company's space at Cerprobe's facility, salaries and fringe benefit costs for Company employees, professional and accounting services, and other administrative costs, all as set forth in a budget approved by the Members. Available Cash Flow shall not be reduced by depreciation, amortization or other similar non-cash allowances, and shall be increased by any reductions in reserves which, when previously established, reduced Available Cash Flow.

4.2 Distributions of Available Cash Flow. The Available Cash Flow shall be distributed to the Members, pro rata, based upon their Participating Percentages.

4.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member's Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

4.4 Return of Capital. No Member shall be entitled to the return of, or interest on, that Member's Capital Contributions except as provided in this Agreement.

                                     ARTICLE
                                       V

                               Profits and Losses

5.1 Profit and Loss Allocations. For each Fiscal Year, the Profits or Losses of the Company shall be allocated to the Members, pro rata, based upon their Participating Percentages.

5.2      Special Tax Allocations.

         (a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of the Company's minimum gain, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible. "Adjusted Capital Account Deficit" means with respect to any Member, the deficit balance, if any, in that Member's Capital Account as of the end of the relevant Fiscal Year, after given effect to the following adjustments: (i) credit to that Capital Account the amount by which that Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation sections 1.704- 2(g)(1) and 1.704-2(i)(5), and (ii) debit to that
                  Capital Account the items described in paragraphs (4), (5) and
                  (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. Any special allocations of items of income and gain pursuant to this Article 5.2(a) will be taken into account in computing subsequent allocations of income and gain pursuant to this Article V so that the net amount of any item so allocated and the income, gain and losses allocated to each Member pursuant to this Article V will, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article 5.2(a) if such unexpected adjustments, allocations or distributions had not occurred.

         (b)      Nonrecourse  Deductions.  The allocations set forth in Section
                  5.1 are intended generally to comply with requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. If the Company incurs "nonrecourse deductions" or "partner nonrecourse deductions" or if there is any change in the Company's "minimum gain," as those terms are defined in such Treasury Regulations, the allocation of Profits, Losses and items thereof to the Members shall be modified as deemed reasonably necessary or advisable by the Members to comply with such Treasury Regulations.

         (c) Curative Allocation. The allocations set forth in Sections 5.2(a) and (b) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

         (d)      Built-in Gain Allocation.  If necessary or required under Code section 704(c) or Treasury Regulation section 1.704-1(b)(2)(iv)(f), the Members shall make special tax allocations to account for the variation, if any, between the adjusted tax basis of an asset and its Gross Asset Value. Any elections or decisions relating to the allocations under this
                  Section 5.2(d) shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2(d) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

5.3 Recharacterization of Fees or Distributions. In the event that a guaranteed payment to a Member is ultimately recharacterized (as the result of an audit of the Company's return or otherwise) as a distribution for federal income tax purposes, and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a distribution to a Member is ultimately recharacterized (as a result of an audit of the Company's return or otherwise) as a guaranteed payment for federal income tax purposes, and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the distribution.

5.4 Allocation of Profits and Losses and Distributions in Respect of Transferred Interest. If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction or credit of the Company for such Fiscal Year will be assigned pro rata to each day in the particular period of such Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day will be allocated to the Member based upon his or her respective Interest at the close of the day. However, for the purpose of accounting convenience and simplicity, the Company will treat a transfer of, or an increase or decrease in, an Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period that includes the date of this Agreement) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase or decrease actually occurs (e.g., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the fifteenth (15th) day of the month). Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or disposition of any of the assets of the Company will be allocated solely to the parties owning Interests as of the date such sale or other disposition occurs.

5.5 Knowledge of Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

                                     ARTICLE
                                       VI

                                   Management

6.1 Manager-Managed. The Members agree that the management of the Company shall be vested in a Manager. The Members agree that a wholly-owned Cerprobe subsidiary shall be the Manager ("Cerprobe Subsidiary").

6.2      Rights and Powers of the Manager.

         (a) Exclusive Rights in Manager. Except as otherwise provided in this Agreement or the Related Agreements, the Manager shall have full, exclusive and complete power to manage and control the business and affairs of the Company and shall have all of the rights and powers provided to a manager of a limited liability company by law, including the power to execute instruments and documents and to take any other actions on behalf of the Company; provided, however, that such actions are consistent with an Approved Plan and Budget, this Operating Agreement and the Articles of Organization.

         (b) Approved Plan and Budget. The Manager shall establish, subject to the unanimous written approval of the Members, a business plan and a budget for each Fiscal Year as long as not inconsistent with this Agreement or the Related Agreements (the "Agreements"). The Manager may take any action consistent with the Approved Plan and Budget and the Agreements. Within 45 days prior to the expiration of any Approved Plan and Budget, or if the Manager proposes to take any action that deviates from the Approved Plan and Budget, the Manager shall prepare and submit to the Members for review and approval a revised or new plan and budget. Within 21 days after receiving such new or revised plan and budget from the Manager, the Members shall, by written notice to the Manager, either approve the new or revised plan and budget or state the reasons for not approving the new or revised plan and budget. If any Member fails to approve or disapprove a revised or new plan and budget within the time period mentioned hereabove, then such Member's approval shall be presumed. If any Member disapproves of any new or revised plan and budget, then the Members shall meet within 10 days after such notice that such plan and budget was not approved and seek in good faith to agree upon acceptable revisions to the new or revised plan and budget. If the Members cannot agree on a revised plan and budget, the Manager may take only those actions or incur those obligations that are consistent with the existing plan and budget. If the Members cannot agree upon a new plan and budget and the existing plan and budget has expired, the Manager may take only those actions or incur those obligations that are consistent with the prior plan and budget, until such time as a new plan and budget has been approved; provided, however, that any existing plan and budget deemed in effect shall automatically be adjusted for increases, if any, in
                  Non-discretionary       Expenditures.       "Non-discretionary
                  Expenditures" shall mean expenditures to third parties (other than Affiliates of a Member), that are beyond the reasonable control of the Manager, including, but not limited to, required debt service, taxes, utilities and insurance. Should the Members not be able to agree on a new plan or budget after two consecutive meetings on the subject, it will be considered a Deadlock under the terms of Articles 9.3 and 9.4 of this Agreement.

         (c) Reliance by Third Parties. Any third party shall be entitled to rely on all actions of the Manager and shall be entitled to deal with the Manager as if it was the sole party in interest therein, both legally and beneficially. Every instrument purporting to be the action of the Company and executed by the Manager shall be conclusive evidence in favor of any person relying thereon or claiming thereunder that, at the time of delivery thereof, this Agreement was in full force and effect and that the execution and delivery of that instrument is duly authorized by such Manager and the Company.

         (d) Banking Resolution. The Members hereby unanimously authorize the Manager to open all banking accounts as its deems necessary and to enter into any deposit agreements as are required by the financial institution at which such accounts are opened. The Manager and any of its representatives designated in writing shall have signing authority with respect to such banking accounts. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by duly authorized representatives of the Company designated by the Manager with the approval of the Members. All checks of an amount of USD $ 10,000 or more must be signed jointly by two authorized representatives of the Company. The funds of the Company shall not be commingled with the funds of any other individual or legal entity. Funds deposited into such accounts shall be used only for the business of the Company.

6.3 Duties and Responsibilities of the Manager. The Manager shall devote all of its time to the Company and may not engage in businesses or ventures which are competitive with that of the Company. The Manager shall be responsible for implementing or causing to be implemented the following:

         (a) Performing all normal business functions and otherwise operating and managing the business and affairs of the Company in accordance with and as limited by this Agreement and the Related Agreements;

         (b) Protecting the interests of the Company and its property, improvements and other assets;

         (c)      Preparing a proposed  business plan and budget for each Fiscal
                  Year;

         (d) To the extent that funds of the Company are available, paying all taxes, assessments, rents and other impositions applicable to the Company's property;

         (e) Causing all books of account and other records of the Company to be kept in accordance with the terms of this Agreement;

         (f) Preparing and delivering to each Member all reports required by the terms of this Agreement;

         (g) To the extent that funds of the Company are available, paying all debts and other obligations of the Company as they come due;

         (h) Maintaining all funds of the Company in a Company account in a bank or banks, and being the signatory to such account or accounts;

         (i) Making distributions periodically to the Members in accordance with the provisions of this Agreement;

         (j) Undertaking such actions as are necessary or desirable so that the Company, within reason, promptly complies with all material present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction which may be applicable to the Company, its property, and the operations and management of the Company; and

         (k) Performing all other duties required by this Agreement and the Related Agreements to be performed by the Manager.

6.4 Actions Requiring a Vote. The Manager shall not undertake any of the following acts ("Major Decisions") without the unanimous written approval of the Members:

         (a) Making any direct or consequential change in a Member's rights under this Agreement or any Related Agreement between the Company and a Member or its Affiliate;

         (b) Implementing any significant changes in the organization of the Company;

         (c) Appointing or terminating key officers and executives of the Company or determining the remuneration of such officers and executives;

         (d)      Dissolving the Company pursuant to Section 10.1(b);

         (e)      Amending  the  Articles  of   Organization,   this   Operating
                  Agreement or the Related Agreements;

         (f) Changing the Company's Fiscal Year or accounting period, accounting method or the nomination or replacement of the external auditors;

         (g) Changing the business or purpose of the Company as set forth in Section 2.3, including, but not limited to, the expansion into new markets outside of the Territory;

         (h) Approving any proposed business plan or budget, or approving quarterly updates, the annual accounts, or modifying or revising any Approved Plan and Budget;

         (i) Selling, transferring or exchanging substantial assets of the Company other than in the ordinary course of business;

         (j) Incurring any liabilities by the Company extending for a period in excess of one year;

         (k) Incurring any liabilities by the Company, for any period of time, in an amount exceeding $25,000 other than in the ordinary course of business and within the Approved Plan and Budget;

         (l) Making loans on behalf of the Company or causing the Company to guarantee the obligations of others;

         (m) Creating any mortgage, pledge, security interest, charge, lien or other encumbrance upon all or part of the Company's property or assets;

         (n) Entering into or modifying any licensing, sub-licensing or distribution agreements;

         (o) Modifying the purchase price and/or general conditions of sales, including the payment terms, of the Products provided in the Distribution Agreement;

         (p) Making or giving any warranties by the Company other than in the ordinary course of business;

         (q) Initiating any suit or judicial, administrative or arbitration proceeding in the Company's name, or abandoning or settling any claim of the Company, except with respect to labor or commercial matters arising in the ordinary course of business;

         (r) Purchasing, acquiring or owning the shares or any other capital or equity interest in, or the debt securities of, any other Person;

         (s) Making any capital investment or improvement in an amount exceeding $25,000 other than an investment or improvement contained in the Approved Plan and Budget for the Fiscal Year in which it is made;

         (t) Entering into or amending any contracts or agreements between the Company and any Member or any Affiliate of a Member, including, but not limited to, determining or varying the consideration provided for therein;

         (u) Entering into or amending any contracts or agreements between the Company and any other Person providing for the distribution of the Products in any country inside or outside of the Territory, including, but not limited to, determining or varying the consideration provided for therein;

         (v) Approving any retirement, deferred compensation or pension plans for employees of the Company;

         (w) Executing any bond in the Company's name other than in the ordinary course of business;

         (x) Using the Company's funds or capital in any way other than for the business and purpose of the Company as set forth in
                  Section 2.3;

         (y) Commingling any Company funds or capital with the funds of any other Person;

         (z)      Making any  publications or press releases with respect to the
                  Company,   the   Company's   business  or  any   transactions,
                  communications or disputes between the Members; or

         (aa) Taking any other action which this Agreement or any Related Agreement specifically requires to be unanimously approved in writing by the Members.

6.5 Related Agreements; Legal Opinion. Within five (5) days of the Effective Date, the Members and the Company shall enter into those Related Agreements to which they are a party and Cerprobe will cause the Legal Opinion to be delivered to Upsys substantially in the form provided in Exhibit E.

6.6 Consents and Approvals. Except as otherwise provided herein, consent or approval by a Member with respect to actions of the Manager shall not be unreasonably withheld, and any request or consent or approval or refusal to consent or approve shall be in writing and shall specify with particularity the reasons therefor. The Manager shall provide timely written notice to each Member of each proposed action requiring the consent or approval of the Members, which notice shall specify with reasonable particularity the decisions to be made by the Members, the recommendation of the Manager with respect thereto, and a summary of the reasons supporting the Manager's recommendation.

6.7 Filing of Documents. The Manager shall file or cause to be filed all certificates or documents as may be determined by such Manager to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Arizona and any other state in the Territory in which the Company may elect to do business. To the extent that the Manager determines the action to be necessary or appropriate, such Manager shall do all things to maintain the Company as a limited liability company under the laws of the State of Arizona and any other state in the Territory in which the Company may elect to do business.

6.8      Indemnification and Liability.

         (a) Company Indemnification. The Manager, and the Members (each of the foregoing being referred to herein as an "Indemnitee"), shall be indemnified, defended and held harmless by the Company for, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and costs), judgments, fines, settlements, demands, actions, or suits relating to or arising out of the business of the Company, or the exercise by the Member of any authority conferred on it hereunder or the performance by the Member of any of its duties and obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification hereunder with respect to any claim, issue or matter: (i) in respect of which it (or the Company as the result of an act or omission of it) has been adjudged liable for fraud, negligence or wilful and wanton misconduct; or (ii) based upon or relating to a material breach by it of any term or provision of this Agreement or any Related Agreement.

         (b) Liability. The Members shall not be liable, responsible, accountable in damages or otherwise to the Company or the Members for any act or failure to act in connection with the Company and its business unless the act or omission is attributed to negligence, wilful and wanton misconduct or fraud or constitutes a material breach by such Manager or Member of any term or provision of this Agreement or any Related Agreement.

         (c) Terms of Indemnification. Each indemnity provided for under this Agreement shall be subject to the following provisions:

                  (i) The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity as provided in Section 6.8(a) hereabove.

                  (ii) The indemnitee shall notify the indemnitor of any claim against the indemnitee covered by the indemnity within 45 days after the indemnitee has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. The indemnitor will inform the indemnitee of its action with respect to any claim. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability within sixty
                           (60) days, upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in effecting such settlement.

                  (iii) No indemnity hereunder shall be construed to limit or diminish the coverage of any Manager or any Member under any insurance obtained by the

                           Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

                                     ARTICLE
                                      VII

                                   The Members

7.1 Meetings of the Members. The Members will meet at least twice per calendar year. Each Member will appoint two delegates to such meetings, it may change delegates at any time at its sole option upon notification to the other Member and to the Company. Upsys's initial delegates will be Jean-Claude Gery and Philippe Oudot, and Cerprobe's initial delegates will be C. Zane Close and Michael K. Bonham. Meetings of the Members will also be held on the call of any Member; provided that at least seven days' notice shall be given to all Members with respect to any meeting, including an annual meeting; and further provided that any Member may require that such meeting be held by telephone. A waiver of any required notice shall be equivalent to the giving of such notice if such waiver is in writing and signed by the Person entitled to such notice, whether before, at or after the time stated therein. The Members may make use of telephones and other electronic devices to hold meetings, provided that each Member may simultaneously participate with the other Members with respect to all discussions and votes of the Members. The Members may act without a meeting if the action taken is reduced to writing (either prior to or thereafter) and approved and signed by the required vote of Members in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Members.

7.2      Voting of the Members.

         (a) Number of Votes. The total number of votes to be cast on any issue requiring a vote of the Members shall be 100, with each Member entitled, in the aggregate, to the number of votes equal to such Member's Participating Percentage multiplied by 100.

         (b) Required Vote. Unless the specific language of this Agreement expressly states otherwise, all votes, actions, approvals, elections and consents required in this Agreement to be made by "the Members" shall be effective when approved by a Majority Vote. If all or any portion of an Interest is transferred to an assignee who does not become a Member, the Member from whom the Interest is transferred shall no longer be entitled to vote the Interest transferred nor shall the transferred Interest be considered outstanding for any purpose pertaining to meetings or voting. All voting rights of a Member shall immediately cease upon the Withdrawal Event of that Member.

7.3 Other Business Interests of the Members. This Agreement shall not be construed to grant any right, privilege or option to a Member to participate in any manner in any other business, corporation, partnership or investment in which the other Member may participate, including those which may be the same as or similar to the Company's business or in direct competition therewith. Each Member expressly waives the doctrine of corporate opportunity (or any analogous doctrine) with respect to any other such business, corporation, partnership or investment of any other Member or Affiliate. Each Member hereby acknowledges that a Member may engage in businesses or activities in the Territory that may be in direct competition with the Company's business, except as concerns products that use the same Upsys Technology as the Products and as provided in Article 7.7 hereafter.

7.4 Transaction With Members or Affiliates. A Member or Affiliate thereof shall have the right to contract or otherwise deal with the Company in connection with the sale of goods or services by the Member or its Affiliate to the Company only where the compensation paid or promised for such goods or services is reasonable and the terms for the furnishing of such goods or services is at least as favorable to the Company as would be attainable in an arm's-length transaction with third parties.

7.5      Rights and Obligations of Members.

         (a) Limitation of Liability. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law.

         (b) List of Members. Upon written request of any Member, the Manager shall provide a list showing the names and last known addresses of all Members in the Company.

         (c) Company Records. Upon written request, each Member shall have the right, during ordinary business hours, to inspect and copy the Company records required to be maintained by the Manager at the Company's Principal Office as set forth in Section 8.1 hereof as well as any other documents pertinent to the activity of the Company.

7.6      Defaulting Member.

         (a) Events of Default. The occurrence of any of the following events shall constitute an event of default and the Member so defaulting (herein referred to as the "Defaulting Member") shall (except as otherwise provided in Section 7.6(a)(iv) hereof) thereafter be deemed to be in default without any further action whatsoever on the part of the Company or the other Member: (i) attempted dissolution of the Company by any Member other than pursuant to the provisions contained elsewhere in this Agreement; (ii) the Bankruptcy of a Member;
                  (iii) a Withdrawal Event of a Member; or (iv) failure of any Member to perform any obligation, act or acts required of that Member by the provisions of this Agreement, which shall be necessary for or in connection with the fulfillment of the purposes of the Company, or a violation or a breach of any of the other terms or provisions of this Agreement; provided, however, that a Member shall not be deemed to be in default of this Section 7.6(a)(iv) until after 30 days' written notice thereof, and, if such default is a nonmonetary default and cannot reasonably, with due diligence and in good faith, be cured within said 30-day period, and if the Defaulting Member immediately commences and proceeds to complete the cure of such default with due diligence and in good faith, the 30-day period with respect to such default shall be extended to 60 days to cure such default.

         (b) Remedies on Default. Upon the occurrence of a default by a Member, the non-Defaulting Member shall have all the rights and remedies available at law and equity and may institute arbitration against the Defaulting Member with respect to any damages or losses incurred by the non-Defaulting Member in addition to the termination rights as per Article 10.1(h).

7.7 Non-Competition. Each Member agrees and undertakes not to, either directly or indirectly via its Affiliates, manage or carry or otherwise conduct or acquire a share holding in excess of 5% in any business in competition with the business of the Company in the Territory (defined for the purposes of this Article 7.7 as the manufacture, marketing, distribution, repair or sale of products that use the same Upsys Technology as the Products), so long as such Member or its Affiliates shall hold Shares of the Company.

                                     ARTICLE
                                      VIII

                           Books, Records, Reports and Accounting

8.1 Records. The Manager shall keep or cause to be kept at the Principal Office of the Company the following: (a) a current list of the full name and last known business, residence or mailing address of each Member, (b) a copy of the initial articles of organization and all amendments thereto, (c) copies of all written agreements and all amendments to the agreements, including any prior written agreements no longer in effect, (d) copies of any written and signed promises by a Member to make Capital Contributions to the Company, (e) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years, (f) copies of any prepared financial statements of the Company for the three most recent years, and (g) minutes of every meeting of the Members as well as any written consents of Members or actions taken by Members without a meeting. Any such records maintained by the Company may be kept on or be in the form of any information storage device, provided that the records so kept are convertible into legible written form within a reasonable period of time.

8.2 Fiscal Year and Accounting. The Fiscal Year of the Company shall be the calendar year. All amounts computed for the purposes of this Agreement and all applicable questions concerning the rights of Members shall be determined using the method of accounting unanimously agreed to by the Members, as provided in Article 6.4 hereabove. All decisions as to other accounting matters, including the selection of the Company's independent auditors and accountants, shall be made by the unanimous decision of the Members.

8.3      Statements and Reports.

         (a) Annual Reports. Within 15 days after the close of each Fiscal Year, the Manager shall cause to be furnished to the Members, reports containing unaudited financial statements of the Company for the Fiscal Year, presented in accordance with generally accepted accounting principles or tax accounting principles, consistently applied. Within 45 days after the close of each Fiscal Year, the Manager shall cause to be furnished to the Members as of the last day of that Fiscal Year reports containing audited financial statements of the Company for the Fiscal Year, presented in accordance with generally accepted accounting principles or tax accounting principles, consistently applied.

         (b) Quarterly Reports. Within 10 days after the close of each fiscal quarter, the Manager shall cause to be furnished to the Members as of the last day of that fiscal quarter, reports containing unaudited financial statements of the Company for such fiscal quarter, presented in accordance with generally accepted accounting principles or tax accounting principles, consistently applied.

         (c) Monthly Reports. Within 10 days after the end of each month, the Manager shall cause to be furnished to the Members, unaudited, monthly operating statements for the applicable month.

8.4 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for federal and state income tax purposes and shall cause to be furnished to the Members the tax information reasonably required for foreign, federal state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items, for federal income tax purposes, shall be on that method of accounting as agreed to by the Members.

8.5 Tax Elections. The Members shall determine whether to make any available elections pursuant to the Code.

8.6 Tax Controversies. Subject to the provisions hereof, the Cerprobe is designated the Tax Matters Member, and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct those proceedings. The Tax Matters Member agrees to promptly notify the other Member upon the receipt of any correspondence from any foreign, federal, state or local tax authorities relating to any examination of the Company's affairs.
         The Tax Matters Member shall be prohibited from entering into any settlement or arrangement on behalf of the Company with respect to any foreign, federal, state or local tax authorities without the express written approval of the other Member.

8.7      Withholding and Tax Advances.

         (a) Authority to Withhold. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to a Member (e.g., (i) backup withholding, (ii) withholding with respect to Members that are neither citizens nor residents of the United States, or (iii) withholding with respect to Members that are not residents of the State of Arizona) ("Tax Advances"), the Company may withhold such amounts and make such tax payments as may be required.

         (b) Repayment of Tax Advances. All Tax Advances made on behalf of a Member will, at the option of the concerned Member, either be (i) promptly paid to the Company by that Member, or (ii) repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to that Member (or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to that Member). Whenever the Manager selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member will be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance.

         (c) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the Manager for, from and against any liability with respect to Tax Advances made on behalf of or with respect to such Member. However, the Company and the Manager shall remain fully responsible as concerns the tax return preparations, elections, representation of the Company for controversies and withholding obligations as provided in this Section 8.7.

         (d) Certification. Each Member will promptly give the Company any certification or affidavit that the Manager may request in connection with this Section 8.7.

                                     ARTICLE
                                       IX

                        Transfers, Withdrawals, Deadlock

9.1      Transfers.

         (a) Restrictions. A Member shall not make any direct or indirect Transfer of all or any portion of its Interest including, without limitation, a Transfer of a right to Profits, Losses or distributions to a Transferee unless the requirements of
                  Section 9.1(b) hereof have been complied with. If a Member purports to transfer its Interest in breach of this Section 9.1, such purported Transfer shall be void and of no effect.

         (b) Requirements for Transferee Becoming a Substituted Member. No Transferee, including an Affiliate, shall become a substituted Member in the Company unless the following conditions precedent are satisfied: (i) each Member, in their sole discretion, shall have consented in writing to the Transferee becoming a Member; (ii) the Transferee shall have assumed any and all of the obligations under this Agreement and the Related Agreements with respect to the Interest to which the Transfer relates; (iii) all reasonable expenses required in connection with the Transfer shall have been paid by or for the account of the Transferee; and (iv) all agreements, articles, minutes, written consents and all other necessary documents and instruments shall have been executed and filed and all other acts shall have been performed which the other Member deems necessary to make the Transferee a substitute Member of the Company and to preserve the status of the Company as a limited liability company.

9.2 Withdrawal of a Member. A Member shall not have the right to withdraw from the Company. If a Member withdraws from the Company in breach of this Agreement ("Withdrawn Member"), that Member shall not be entitled to receive the value of its Interest; rather, the Company shall have the right to admit a new Member and continue the Company, and the Withdrawn Member shall be treated as an assignee of its Interest and shall have no Member rights except the right to continue to receive distributions pursuant to Articles IV and X to the extent the Company is continued pursuant to Section 10.1(d); provided, however, that any damages incurred by the Company or the other Member as a result of a Withdrawal Event of a Member shall be offset against any amounts distributable by the Company to the Withdrawn Member.

9.3      Deadlock.

         (a) For the purposes hereof, the term "Deadlock" shall mean a fundamental and protracted failure of the Members to agree on a common course of action for the Company after two consecutive meetings of the Members which disagreement threatens the fundamental interest of one of the Members or a Major Decision as listed in Article 6.4 above and which cannot be resolved in good faith by mutual agreement within thirty
                  (30) days of the first meeting of the Members at which the issue is voted upon.

         (b)      It is expressly agreed that the term Deadlock shall include:

                  (i) the failure of either Member to have at least one of its delegates be present or represented at two consecutive meetings of the Members; or

                  (ii)     the  failure  of the  Members  to  agree  on a  Major
                           Decision.

9.4 Consequences of a Deadlock. In the event of the occurrence of a Deadlock, the Company shall be liquidated and wound up in accordance with this Agreement, the Articles of Organization and the Act, and the Company shall not be continued as would otherwise be permitted by
         Section 10.4 of this Agreement.

                                     ARTICLE
                                       X

                           Liquidation and Winding Up

10.1     Dissolution.  The Company shall dissolve only upon:

         (a)      December 31, 2046;

         (b)      the unanimous written consent of the Members;

         (c) upon the acquisition by one Person of all of the outstanding Interests, except as allowed under Section 10.4;

         (d) upon any Withdrawal Event of a Member, unless the business of the Company is continued by the consent of all remaining Members given within 90 days after the discovery by one or more such remaining Members of such Withdrawal Event;

         (e) the occurrence of any event which makes it unlawful for the business of the Company to be carried on or for the Members to carry on that business in the Company;

         (f) the sale or other disposition of all or substantially all of the Company's assets and properties and the collection of all notes received in connection with such sale or other disposition;

         (g)      the Bankruptcy of any Member;

         (h) the breach of this Agreement or any Related Agreement by a Member, but only after written notice by the non-breaching Member to the breaching Member and only if such breach is not remedied within 60 days after written notice of such breach;

         (i) at any time after 18 months from the execution of this Agreement, by any Member upon six months' prior written notice to the other Members;

         (j)      Deadlock;

         (k) should the Company not be considered by the federal or Arizona tax authorities as qualifying as a partnership; or

         (l)      should IBM terminate the License Agreement with Upsys.

10.2 Penalty in the Event of Breach of the Agreement. The Members expressly agree that the material breach of this Agreement would cause a considerable prejudice to the non-breaching Member which would be difficult to evaluate; the Members therefore agree that, in addition to the right to dissolve the Company as per Section 10.1 hereabove, any material breach of this Agreement by either of the Members during the term thereof, will oblige the breaching Member, without the need for the non-breaching Member to prove any other act other than material breach, to pay the non-breaching Member a penalty equal to the Capital Contribution of the non-breaching Member as well as the non-reimbursed amounts of any loans by such Member to the Company, which had been unanimously approved as provided in Section 6.4(t) hereabove. This penalty is in addition to any other remedies under the terms of this Agreement.

10.3 Effects of Dissolution. If the Company is dissolved for any reason set forth in Section 10.1, the dissolution shall give rise to following events:

         (a) Termination of Related Agreements. All Related Agreements shall automatically terminate.

         (b) Return of Inventory. The Company may return to Upsys the inventory of standard unused and non-obsolete Product Components purchased from Upsys, but such returned inventory shall be limited to 45 days of inventory of such components measured by the average inventory for the prior six months of operations and the refund payable or creditable by Upsys for such returned inventory shall be an amount equal to 85 percent of the purchase price originally paid by the Company for such items.

         (c) Completion of Pending Orders. Notwithstanding the automatic termination of the Related Agreements, the Company is authorized to finish orders it is in the process of filling for a time period to be agreed upon by the Members, which time period shall not be less than 60 days.

         (d) Use of Upsys Intellectual Property Rights. Neither the Company nor Cerprobe shall have the right to use the Upsys Technology in the Territory or elsewhere. Nothing in this Agreement or in any of the Related Agreements shall be interpreted to prohibit Cerprobe from utilizing any information contained in U.S. Patent No. 4,027,935, dated June 7, 1977, regarding Contact for an Electrical Contactor Assembly.

10.4 Continuation of the Business of the Company After Dissolution. If the Withdrawal Event of a Member leaves only one remaining Member, that remaining Member shall have the right within 90 days of the discovery of such Withdrawal Event to admit an additional Member (or to re-admit the Withdrawn Member or its successor-in-interest) to the Company, and that newly admitted (or re-admitted) Member along with the remaining Member may elect to continue the business of the Company as set forth in Section 10.1(d) hereof.

10.5 Filing Upon Dissolution. As soon as possible following the dissolution of the Company, the liquidating trustee of the Company shall execute and file a Notice of Winding Up with the Arizona Corporation Commission as required by the Act. Upon the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until the Articles of Termination have been filed with the Arizona Corporation Commission as required by the Act or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

10.6 Liquidation. Upon dissolution of the Company, the business and affairs of the Company shall be wound up and liquidated as rapidly as business circumstances permit, the Manager shall act as the liquidating trustee, and the assets of the Company shall be liquidated and the proceeds thereof shall be paid (to the extent permitted by applicable law) in the following order:

         (a) first, to creditors, including Members that are creditors, in the order of priority as required by applicable law and by this Agreement;

         (b)      second,  to  a  reserve  for  contingent   liabilities  to  be
                  distributed at the time and in the manner as the liquidating trustee determines in its discretion; and

         (c) thereafter, to the Members, pro rata, based upon their positive Capital Account balances.

10.7 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.6 to minimize any losses otherwise related to that winding up. A reasonable time shall include the time necessary for the completion of pending orders as provided in Section 10.3(c) hereof.

10.8 Deficit Capital Account. Upon liquidation, each Member shall look solely to the assets of the Company for the return of that Member's Capital Contribution. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

10.9 Articles of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to Members, Articles of Termination shall be executed and filed with the Arizona Corporation Commission as required by the Act.

                                    ARTICLE
                                       XI

                               Change of Control

If at any time during the time the signatories hereto are Members of the Company, more than fifty percent (50%) of the share capital or equity interest of a Member is proposed to be sold or otherwise transferred to a buyer or group of buyers which is a direct competitor of the Company or the other Member, therefore constituting a change of Control ("Change of Control"), the other Member shall have a right to either cause the dissolution of the Company or buy such Member's Interest, according to the procedures set forth herebelow:

11.1 The value of the Interest shall be the fair market value being the value of the Interest determined by an expert appointed for that purpose by the Members on a going concern basis as at the end of the fiscal quarter for which the most recent financial statements of the Company are available, without taking into consideration the effect of the proposed sale or transfer.

11.2 If the parties cannot jointly agree on an expert, each shall name an investment or merchant bank of international standing as an expert and the two experts shall chose a third.

11.3 The expert or experts shall determine the valuation based on standard procedures used to value businesses similar to the Company on the world market.

                                     ARTICLE
                                      XII

                 Intellectual Property; Research and Development

12.1     Ownership.

         (a) Except as otherwise provided herein, or in the Related Agreements, the Intellectual Property Rights of the Members shall not be transferred to the Company, but shall remain the property of such Members. Should the Company make any improvements in the Products or the Product Components or in the process of assembly, testing, or repairs of the Products, the Company transfers all related Intellectual Property Rights to Upsys and will have a nontransferable, non-exclusive right to use such Intellectual Property Rights.

         (b) Each Member further acknowledges and agrees that by this Agreement neither Member nor the Company acquire any right, use, title, or interest in the Intellectual Property Rights of the other Member. Any unauthorized use of the Intellectual Property Rights owned by one of the Members will constitute an infringement of such Member's rights.

12.2     Proprietary Protection.

         (a) Each Member agrees that, except as is specifically provided in the Related Agreements, it will not, and that it will cause the Company to not, directly or indirectly, at any time during the term of this Agreement or thereafter: (i) represent that it has any ownership interest in or rights to the Intellectual Property Rights owned by the other Member or the Company or
                  (ii) register or attempt to register or use in any manner whatsoever such Intellectual Property Rights, without such Member's or the Company's specific prior written consent.

         (b) If a Member or any of its directors, officers, employees or Affiliates registers any Intellectual Property Rights belonging to the other Member or the Company, the respective Member hereby agrees to cause the assignment of such to the other Member or the Company, as applicable, immediately upon request, and without charge therefor.

         (c) Upon the termination of this Agreement for any reason, or the replacement of a Member under the terms of Article IX, each Member and the Company shall immediately return to the other Member or the Company, as appropriate, all originals and any copies of Intellectual Property Rights belonging to such Member or the Company in its possession or control.

12.3     Confidential Information; Nondisclosure.

         (a) The Members agree that, except to the extent necessary to comply with applicable law and regulatory and supervisory requirements, including the filing of tax returns, each Member shall keep, and cause their respective Affiliates to keep, the terms and conditions of this Agreement and the transactions contemplated by this Agreement confidential. In no event shall any publication or press release be made by any Member or any Affiliate thereof, with respect to the Company, the Company's business, or any transactions, communications or disputes between the Members, without the prior written consent of each Member, which consent may be given or denied in the sole discretion of such Member.

         (b) Both prior to and during the term of this Agreement, the Members have received and will receive certain trade secrets and confidential information relating to each Member's business and operations ("Confidential Information"). The Members shall hold in strictest confidence and not disclose to any third party any such Confidential Information designated in writing or which by its nature should reasonably be deemed confidential. Further, none of the Members shall use or permit the use of any such Confidential Information in any manner other than in furtherance of the purposes hereof.

         (c) Notwithstanding the foregoing, the Members will be permitted to make use of or disclose Confidential Information:

                  (i) which is in or comes into the public domain other than through the default of a Member;

                  (ii) which was already in the possession of a Member prior to disclosure by the disclosing Member hereto as evidenced by documentation in such Member's possession;

                  (iii)    which is lawfully acquired from a third party who did
                           not  obtain  it  directly  or  indirectly   from  the
                           disclosing Member;

                  (iv) which is required to be disclosed by or to a court or governmental agency, but only to the extent and for the purpose so required; and

                  (v) with a Member's financial advisors, attorneys, accountants or any other third party engaged by it to the extent strictly necessary to effect the purposes and intent of this Agreement, it being understood that, in the case of any such disclosure, the Member shall have made such third parties aware of the duty of confidentiality undertaken herein, and shall cause such third parties to respect such undertakings.

         (d) The Members acknowledge and agree that the unauthorized use or disclosure of such Confidential Information would constitute, inter alia, an act of unfair competition and cause irreparable harm to the non disclosing Member, its competitive position and goodwill, and each Member acknowledges responsibility for damages caused to the others by such unauthorized use or disclosure.

         (e) This obligation of confidentiality shall remain in effect during the term of this Agreement and for five (5) years thereafter.

12.4 Research and Development. The Company shall not engage in any research or development concerning the Products or Product Components without the express, unanimous consent of the parties.

                                     ARTICLE
                                      XIII

                                  Miscellaneous

13.1 Governing Law, Jurisdiction and Venue. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, will be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Arizona, notwithstanding any conflict of laws rules to the contrary and in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1 et seq. Subject to the mandatory arbitration provision in Section 13.18 below, the exclusive jurisdiction and venue of any action relating to this Agreement will be the United States District Court for the Southern District of New York and each of the parties to this Agreement submits to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

13.2 Notices. Notices may be delivered either by private messenger service or mail. Any notice or document required or permitted hereunder to a Member shall be in writing and shall be deemed to be given on the date received by the Member; provided, however, that all notices and documents mailed to a Member, postage prepaid, certified mail, return receipt requested, addressed to the Member at its respective address as shown in the records of the Company, shall be deemed to have been received seven days (168 hours) after mailing. The address of each of the Members shall for all purposes be as set forth in the Company's Articles of Organization unless otherwise changed by the applicable Member by notice to the other Members and the Manager as provided herein.

13.3 Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

13.4 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and, where permitted, assigns.

13.5 Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

13.6 Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the appropriate Person(s) may require.

13.7 No Third Party Rights. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

13.8 Time is of Essence. Time is of the essence in the performance of each and every obligation herein imposed.

13.9 Further Assurances. The parties hereto shall execute all further instruments and perform all acts which are or may become necessary to effectuate and to carry on the business contemplated by this Agreement.

13.10 Estoppel Certificates. The Members hereby agree that, at the request of any Member, the other Member will execute and deliver an estoppel certificate stating that this Agreement is in full force and effect and that to the best of such Member's knowledge and belief there are no defaults by such Member (or that certain defaults exist), as the case may be, under this Agreement.

13.11    Schedules  Included  in  Exhibits;   Incorporation  by  Reference.  Any
         reference to an Exhibit to this Agreement contained herein shall be deemed to include any Schedules to such Exhibit. Each of the Exhibits referred to in this Agreement, and each Schedule to such Exhibits, is hereby incorporated by reference in this Agreement as if such Schedules and Exhibits were set out in full in the text of this Agreement.

13.12 Amendments. This Agreement may not be amended except by unanimous written agreement of all of the Members.

13.13 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

13.14 Representations. Each Member, for itself and for its representatives and Affiliates, hereby represents and warrants that (a) this Agreement affords the Members significant legal power and control over Company matters and the Member is capable of intelligently exercising such powers, (b) the Member is experienced and knowledgeable in business affairs generally and in the business and affairs to be conducted by the Company, and (c) the Member is not so dependent upon the entrepreneurial or management ability of the other Member that the Member cannot replace the other Member or otherwise exercise meaningful Company powers.

13.15 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

13.16 Construction. Each Member acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement and that this Agreement has been reviewed by its legal counsel and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, the Company, any Member or the Manager shall be drawn from the fact that any one or more of them has drafted any portion hereof.

13.17 Remedies Cumulative. Except as specifically set forth herein to the contrary, the remedies of the parties hereto under this Agreement are cumulative and will not preclude the recovery, award or grant of any other remedies to which any party may be lawfully entitled.

13.18 Arbitration. If any dispute arises under this Agreement, upon written notice of either party, the parties will immediately seek to resolve the dispute by good faith negotiations. If the parties are unable to resolve the dispute in writing within ten (10) business days from the commencement of such good faith negotiations, then without the necessity of further notice or agreement between the parties, such dispute will be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association and its Supplementary Procedures for International Commercial Arbitration, as in effect as of the date of this Agreement. The language for such arbitration will be English and the site will be New York, New York. The number of arbitrators will be three (3) (the "Arbitrators"). If the parties agree on the persons to be the Arbitrators at the time the dispute is submitted to arbitration, then those persons shall be the Arbitrators. Otherwise, each party will select one (1) of the Arbitrators, and those Arbitrators will select the third arbitrator. Failing an agreement on the third Arbitrator, the president of the American Arbitration Association will be the sole appointing authority for the third Arbitrator. The decision of the Arbitrators will be final and non-appealable as between the parties to this Agreement. Either party may, at its option, seek injunctive relief or other provisional remedies against the other party from any court of appropriate jurisdiction. Each party to the dispute will bear its respective expenses incurred in respect of the dispute and the costs of the Arbitrators will be borne equally by both parties.

                                     ARTICLE
                                      XIV

                                   Definitions

The following terms used in this Agreement shall have the meanings described below:

"Act" shall mean the Arizona Limited Liability Company Act.

"Adjusted Basis" shall have the meaning given such term in Code section 1011.

"Adjusted Capital Account Balance" shall mean, with respect to each Member, the balance of such Member's Capital Account at the end of the Fiscal Year increased by any amount which the Member is deemed to be obligated to restore pursuant to penultimate sentences of Treasury Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5).

"Adjusted Capital Account Deficit" shall have the meaning set forth in Section 5.2(a).

"Affiliate" shall mean a Person who, with respect to any other Person, directly or indirectly controls, is controlled by, or is under common control with such other Person. For purposes of this definition, "control" shall mean any one or more of the following:

         (a) ownership or control (whether directly or otherwise) of more than 50 percent of the equity share capital, voting capital or other equity interest of such other Person;

         (b) ownership of the equity share capital, voting capital or other equity interest by contract or otherwise, control of, power to control the composition of, or power to appoint more than 50 percent of the members of the board of directors, board of management or other equivalent or analogous body of such other Person;

         (c) entitlement to receive by virtue of its ownership or control of any interest in such other Person more than 50 percent of any (but not necessarily every) income or capital distribution made by such other Person (either on liquidation, winding-up, dissolution or otherwise).

"Agreement" shall mean this Operating Agreement, as it may be amended from time to time, complete with all exhibits and schedules hereto.

"Agreements" shall have the meaning given such term in Section 6.2(b).

"American   Territory"  shall  mean  the  United  States  of  America,  and  its territories.

"Approved Plan and Budget" shall mean the Company's business plan and budget for each Fiscal Year, which shall be proposed by the Manager and subject to the unanimous written approval of the Members.

"Articles of Organization" shall mean the Articles of Organization of the Company as may be amended from time to time.

"Asian Territory" shall mean the Asian countries of South Korea, Japan, Singapore, Malaysia and Taiwan.

"Available Cash Flow" shall have the meaning set forth in Section 4.1.

"Bankruptcy" shall mean, with respect to a Person, the happening of any of the following:

(a) the making by such Person of a general assignment for the benefit of creditors;

(b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

(c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person to be bankrupt or insolvent;

(d) the filing of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(e) the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against such Person in any bankruptcy proceeding;

(f) the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person's properties;

(g) the commencement against such Person of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

(h) the appointment without the consent or acquiescence of such Person of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

"Capital  Account"  shall mean the  accounting  record of each Member's  capital interest in the Company. There shall be credited to each Member's Capital Account (a) the amount of any contribution of cash by that Member, (b) the Gross Asset Value of property contributed by that Member, (c) that Member's allocable share of Profits and any items in the nature of income or gain that are specially allocated to that Member pursuant to Section 5.2 hereof (not including
Section  5.2(d) hereof) and (d) the amount of any Company  liabilities  that the
Member assumes or takes subject to under Code section 752. There shall be debited against each Member's Capital Account (i) the amount of all distributions of cash to that Member unless a distribution to the Member is a loan, a repayment of a loan, or is deemed a payment under Code section 707(c),
(ii) the Gross Asset Value of property distributed to that Member by the Company, (iii) that Member's allocable share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
5.2 hereof (not including Section 5.2(d) hereof), and (iv)the amount of any liabilities of that Member that the Company assumes or takes subject to under Code section 752. The transferee of all or a portion of the Interest shall succeed to that portion of the transferor Member's Capital Account that is allocable to the portion of the Interest transferred. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Treasury Regulation sections. In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with that Treasury Regulation, the Manager may make such modification. The Manager shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2.

"Capital Contribution" shall mean, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

"Cerprobe Subsidiary" shall have the meaning set forth in Section 6.1.

"Code" shall mean the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

"Company" shall mean the limited liability company formed pursuant to this Agreement, as such company may from time to time be constituted.

"Deadlock" shall have the meaning set forth in Section 9.3.

"Defaulting Member" shall mean a Member that has committed an event of default as described in Section 7.6 hereof.

"Depreciation" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to that different Gross Asset Value (as originally computed) as the federal income tax depreciation, amortization, or other cost recovery deduction for that Fiscal Year or other period bears to the adjusted tax basis (as originally computed); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the applicable year or period is zero, Depreciation shall be determined with reference to the Gross Asset Value (as originally computed) using any reasonable method selected by the Members.

"Distribution Agreement" shall mean the Distribution Agreement, by and among the Company, Cerprobe, and Upsys, and entered into in accordance with Section 6.5 of this Agreement.

"Effective Date" shall have the meaning set forth in Section 1.4.

"Fiscal Year" shall mean the year on which the accounting and federal income tax records of the Company are kept. The first Fiscal Year shall start on the Effective Date, and the last Fiscal Year shall end on the termination of the Company.

"Gross Asset Value" shall mean with respect to any Company asset, the asset's Adjusted Basis, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as determined by the contributing Member and the Manager;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the Effective Date by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Manager determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members of the Company; and (ii)the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g);

(c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the Manager; and

(d) if an election under Code section 754 has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (d) to the extent that the Manager determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be further adjusted by the Depreciation, if any, taken into account with respect to that asset for purposes of computing Profits and Losses.

"Initial Member Loan" shall have the meaning set forth in Section 3.3.

"Intellectual Property Rights" shall mean patents, design patents, industrial designs, utility models, trademarks, trade dress, proprietary designs, logos, company names, trade names, copyrights and copyrightable works, software, trade secrets, license rights, know-how, processes and all other intellectual property rights or proprietary information, and in each case, together with associated goodwill.

"Interest" shall mean the interest of a Member in the Company as a Member representing such Member's rights, powers and privileges as specified in this Agreement.

"Legal Opinion" shall mean the legal opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears in the form set forth in Exhibit E hereto.

"Major Decisions" shall mean those decisions requiring the unanimous written approval of the Members as set forth in Section 6.4 of this Agreement.

"Majority Vote" shall mean a majority of the votes eligible to be cast by the Members.

"Management Agreement" shall mean the Management Agreement, by and between Cerprobe Subsidiary and the Company, and entered into in accordance with Section
6.5 of this Agreement.

"Manager" shall mean that person designated as such pursuant to Section 6.1 of this Agreement.

"Member" shall mean any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person's entire Interest.

"Member Loan" shall mean a loan to the Company from a Member in accordance  with
Section 3.3 hereof.

"Non Discretionary Expenditures" shall have the meaning set forth in Section 6.2(b).

"Participating Percentage" shall mean 55 percent as to Cerprobe and 45 percent as to Upsys, except if otherwise modified by agreement of both Members.

"Person" shall mean an individual, firm, corporation, partnership, limited liability company, association, estate, trust, pension or profit-sharing plan, or any other entity.

"Principal Office" shall mean the registered Arizona office of the Company at which the records of the Company are kept as required under the Act.

"Products" shall have the meaning set forth in Section 2.4.

"Product Components" shall have the meaning set forth in Section 2.4.

"Profits" and "Losses" shall mean for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for that year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

(b) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulation section 1.704- 1(b)(2)(iv)(i), shall be subtracted from that taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted as required by the definition of Gross Asset Value, the amount of that adjustment shall be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the Fiscal Year of adjustment;

(d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

(e) depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss shall be based on the Gross Asset Value of the assets; and

(f) any items of income, gain, loss or deduction that are specially allocated pursuant to Section 5.2 hereof shall not be taken into account in computing Profits or Losses.

"Related Agreements" shall mean the Supply Agreement, the Management Agreement, and the Distribution Agreement, final forms of which are attached hereto as Exhibits B, C and D, respectively.

"Supply Agreement" shall mean the Supply Agreement, by and among Upsys, Cerprobe and the Company, and entered into in accordance with Section 6.5 of this Agreement.

"Tax Matters  Member"  shall mean the "tax  matters  partner" as defined in Code section 6231(a)(7).

"Territory" shall mean collectively the American Territory and the Asian Territory.

"Transfer" shall mean to sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any Person other than the Company.

"Transferee" shall mean a Person to whom a Transfer is made.

"Treasury Regulations" shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as "Treasury Regulations" by the United States Department of the Treasury.

"Upsys Technology" shall mean the Intellectual Property Rights of Upsys relating to vertical probing using cobra shaped types of probes.

"Withdrawal Event" shall mean those events or circumstances listed in A.R.S. 29-733, with the exception of the Bankruptcy of a Member.

"Withdrawn Member" shall have the meaning set forth in Section 9.2 hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

CERPROBE CORPORATION

By: /s/ C. Zane Close
   ----------------------------------------
Name:  C. Zane Close
Its:  President and Chief Executive Officer


UPSYS

By: /s/ Jean-Claude Gery
   ----------------------------------------
Name:  Jean-Claude Gery
Its:  General Manager